FOR IMMEDIATE RELEASE

CONTACT:   Richard F. Bennett
           President and Chief Executive Officer
           (315) 287-2600

                       GOUVERNEUR BANCORP, INC. ANNOUNCES
                    INTENTION TO VOLUNTARILY DELIST FROM AMEX

         GOUVERNEUR, NEW YORK, September 12, 2008 -- Gouverneur Bancorp, Inc. (AMEX: GOV) (the "Company"), today announced that it has notified the American Stock Exchange of its intent to suspend trading in its stock on the American Stock Exchange and to file a Form 25, Notification of Removal from Listing and/or Registration, with the Securities and Exchange Commission on or about September 22, 2008. The Company is delisting its shares in connection with the previously announced 1-for-100 reverse and 100-for-1 forward stock splits that were approved by the Board of Directors. A special meeting of stockholders is scheduled to be held on September 25, 2008 to approve the split transaction. The primary purpose and effect of the reverse and forward stock splits is to reduce the number of record holders of the Company's common stock below 300 so that the Company may terminate the registration of its common stock with the SEC. In the event that the stock splits are not consummated for any reason, the Company expects to rescind its decision to voluntarily delist. The Company anticipates that its shares will trade on the OTC Bulletin Board following its delisting.

         After October 2, 2008, the expected effective date of the delisting, and assuming stockholder approval of the split transaction, the Company intends to file a Form 15 with the SEC to voluntarily deregister its common stock under the Securities Exchange Act of 1934. Upon the filing of the Form 15, the Company's obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC.

ABOUT THE COMPANY

         The Company, which is headquartered in Gouverneur, New York, is the holding company for Gouverneur Savings and Loan Association. Founded in 1892, the Bank is a federally chartered savings and loan association offering a variety of banking products and services to individuals and businesses in its primary market area in southern St. Lawrence and northern Lewis and Jefferson Counties in New York State.

FORWARD-LOOKING STATEMENTS

         THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON THE BELIEFS AND EXPECTATIONS OF MANAGEMENT AS WELL AS THE ASSUMPTIONS MADE USING INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. THEY OFTEN INCLUDE WORDS LIKE "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATE," AND "INTEND" OR FUTURE OR CONDITIONAL VERBS SUCH AS "WILL," "WOULD," "SHOULD," "COULD" OR "MAY." SINCE THESE STATEMENTS REFLECT THE VIEWS OF MANAGEMENT CONCERNING FUTURE EVENTS, THESE STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE COMPANY'S ABILITY TO OBTAIN REGULATORY AND SHAREHOLDER APPROVAL, AN INCREASE IN COSTS FOR THE SPLIT TRANSACTION, THE EFFECTIVENESS OF THE SPLIT TRANSACTION IN REDUCING THE NUMBER OF RECORD HOLDERS BELOW 300, THE COMPANY'S ABILITY TO COMPLETE THE GOING PRIVATE TRANSACTION IN A TIMELY MANNER OR AT ALL, AND OTHER FACTORS THAT MAY BE DESCRIBED IN THE COMPANY'S SCHEDULE 13E-3 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH IS AVAILABLE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (WWW.SEC.GOV) AND TO WHICH REFERENCE IS HEREBY MADE. THEREFORE, ACTUAL FUTURE RESULTS MAY DIFFER SIGNIFICANTLY FROM RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.